UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2011

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

           On March 28, 2011, CryoLife, Inc. (“CryoLife” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CL Falcon, Inc., a wholly-owned subsidiary of CryoLife (“CL Falcon”), and Cardiogenesis Corporation (“Cardiogenesis”).  The press release issued by CryoLife announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, CryoLife, through CL Falcon, is offering to exchange cash for all of the outstanding shares of Cardiogenesis common stock (the "Offer").  In the Offer, CryoLife, through CL Falcon, is offering to exchange for each share of Cardiogenesis common stock that is validly tendered and not withdrawn $0.457 in cash, without interest and less any applicable withholding taxes.  The Offer will remain open for at least 20 business days from the date it commences.  Subsequent to the completion of the Offer, the Merger Agreement provides that CryoLife will merge CL Falcon with and into Cardiogenesis (the "Merger").  As a result of the Merger, the separate corporate existence of CL Falcon will cease and Cardiogenesis will continue as the surviving corporation of the Merger and a wholly-owned subsidiary of CryoLife.

Concurrently with the execution and delivery of the Merger Agreement, each member of the Cardiogenesis Board of Directors and each executive officer of Cardiogenesis entered into a support agreement (the "Support Agreement") pursuant to which they have agreed to tender into the Offer, upon CryoLife’s written request, an aggregate of 1,276,859 shares of Cardiogenesis common stock, which represent approximately 2.7% of the common stock of Cardiogenesis outstanding as of March 25, 2011. The Support Agreement also requires such shareholders to take certain other actions in connection with the Merger Agreement, including voting in favor of matters contemplated by the Merger Agreement if a meeting of Cardiogenesis shareholders is called.

           Pursuant to the Merger Agreement, Cardiogenesis has agreed, if a shareholder vote is required to complete the Merger pursuant to the California General Corporation Law (the “CGCL”), it will convene a meeting of its shareholders following consummation of the Offer for the purpose of considering and voting on the Merger. Cardiogenesis, acting through the Cardiogenesis Board, has further agreed that, if a shareholders’ meeting is convened, the Cardiogenesis Board will recommend that shareholders of Cardiogenesis vote to approve the principal terms of the Merger. At any such meeting, all of Cardiogenesis’ shares then owned by CryoLife and CL Falcon and by any of CryoLife’s other subsidiaries, and all Cardiogenesis shares for which CryoLife has received proxies to vote, will be voted in favor of approval of the Merger Agreement and the Merger.

           The CGCL provides that if a parent company owns at least 90% of each class of stock of a subsidiary, the parent company can effect a short-form merger with that subsidiary without the action of the other shareholders of the subsidiary. Accordingly, if after completion of the Offer, CryoLife directly or indirectly owns at least 90% of Cardiogenesis outstanding common stock, the Merger Agreement provides that CryoLife, CL Falcon and Cardiogenesis will take all necessary action to effect the Merger without a meeting of the shareholders of Cardiogenesis, if permitted to do so under the CGCL, as soon as reasonably practicable.  The Merger Agreement also provides that if CryoLife and CL Falcon do not own at least 90% of the outstanding Cardiogenesis shares following consummation of the Offer, CryoLife and CL Falcon may seek to purchase additional Cardiogenesis shares in the open market, from Cardiogenesis or otherwise, in order to reach the 90% threshold and effect a short-form merger.

           In the event that CryoLife is unable to complete the Merger as a short-form merger, the Merger Agreement provides that CryoLife may seek to have the Merger approved by a majority of Cardiogenesis’ shareholders at a special meeting, and may cause Cardiogenesis to distribute a proxy statement to the Cardiogenesis shareholders for that purpose.

The Merger Agreement contains a “Minimum Condition” clause that provides that CryoLife is only obligated to accept shares of Cardiogenesis common stock for exchange if there will have been validly tendered and not withdrawn prior to the expiration date of the Offer a number of shares of Cardiogenesis common stock, which, together with any shares of Cardiogenesis common stock that CryoLife, CL Falcon or any other subsidiary of CryoLife owns, constitute at least a majority of the total number of outstanding shares of Cardiogenesis common stock on a fully diluted basis.  The Merger Agreement also provides that CryoLife will have the option of only purchasing 49.9% of the Cardiogenesis shares tendered in the event that CryoLife is not able to acquire over 90% of the outstanding Cardiogenesis shares pursuant to the Offer and any other options for acquiring Cardiogenesis shares contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, Cardiogenesis has granted to CryoLife an irrevocable option to purchase newly-issued shares of Cardiogenesis common stock in an amount up to the lowest number of shares of Cardiogenesis common stock that, when added to the aggregate number of shares of Cardiogenesis common stock owned by CryoLife and CL Falcon, will constitute one share of Cardiogenesis common stock more than 90% of the total shares of Cardiogenesis commons stock outstanding, on a fully-diluted basis, should CryoLife so elect (the "Top-Up Option"). Subject to applicable legal and regulatory requirements, the Top-Up Option is exercisable by CryoLife if, following completion of the Offer, CryoLife or CL Falcon beneficially own at least 83.5% of the outstanding shares of Cardiogenesis common stock.  The consideration payable by CryoLife upon exercise of the Top-Up Option may be paid in cash, a promissory note bearing interest at the prime rate with a one-year maturity date, which will be secured to the extent required by California law, or a combination of the two.  If the Top-Up Option is exercised, CryoLife and CL Falcon must undertake to consummate as promptly as practicable the Merger in order to acquire all remaining shares of Cardiogenesis common stock not acquired in the Offer.

Upon the acceptance of payment of shares of Cardiogenesis common stock pursuant to the Offer, if so requested by CryoLife, Cardiogenesis has agreed to take all action reasonably necessary to cause CryoLife's designees to be elected or appointed to Cardiogenesis’ Board of Directors, including, at CryoLife's option, increasing the number of directors, so that CryoLife will have representation on the Cardiogenesis Board in proportion to its share ownership.  CryoLife will also be entitled to designate up to two individuals to attend all meetings of the Cardiogenesis Board and all committees thereof.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Form 8-K, without schedules, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about CryoLife, CL Falcon or Cardiogenesis.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the parties thereto in connection with the signing of the Merger Agreement.  This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between CryoLife, CL Falcon, and Cardiogenesis, rather than establishing matters of fact.  Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about CryoLife, CL Falcon, and Cardiogenesis.

Important Information about the Offer

     Neither the Offer nor the Merger described herein has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, CryoLife will cause CL Falcon to file a tender offer statement on Schedule TO with the SEC.  Prior to consummation of the Merger, Cardiogenesis may file a proxy statement with the SEC.  Investors and Cardiogenesis shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 and proxy statement that will be filed with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov, or with respect to the Offer documents only, from CryoLife at CryoLife, Inc., Attn: Corporate Secretary, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355, or with respect to the proxy statement only, from Cardiogenesis at Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827 or IR@Cardiogenesis.com.

Section 8  Other Events

Item 8.01  Other Events.

On March 29, 2011, a slide presentation regarding the Merger Agreement and the Offer was posted on CryoLife’s website.  A copy of the slide presentation is furnished with this report as Exhibit 99.2.

Section 9  Financial Statements and Exhibits.

Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated March 28, 2011
99.1	Press Release dated March 29, 2011
99.2	Slide Presentation dated March 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March 29, 2011	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer